EXHIBIT 99.1

Acknowledgement

Reference is made to the Agreement and Plan of Merger, dated as of March 8, 2021 (the “Agreement”), among Athene Holding Ltd, a Bermuda exempted company, Apollo Global Management, Inc., a Delaware corporation (“AGM”), Tango Holdings, Inc., a Delaware corporation and a direct wholly owned subsidiary of AGM, Blue Merger Sub, Ltd., a Bermuda exempted company and a direct wholly owned subsidiary of Tango Holdings, and Green Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Tango Holdings.

Each of the undersigned acknowledges that AGM is permitted under the Agreement to pay quarterly dividends in the ordinary course of business consistent with past practice and that the following language in clause (B) of Section 5.01(b)(i) of the Agreement was intended to apply to the end of clause (C) thereof:

“other than AGM’s quarterly dividends per AGM Share, AGM Class B Common Stock, AGM Class C Common Stock, AGM Series A Preferred Stock and AGM Series B Preferred Stock, in each case, in the ordinary course of business consistent with past practice”

Section 8.07 of the Agreement shall be incorporated herein by reference and shall apply to this acknowledgement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this acknowledgement to be duly executed and delivered as of March 10, 2021.

ATHENE HOLDING LTD

By: /s/ William J. Wheeler
Name: William J. Wheeler
Title: President

[Signature Page to Acknowledgement]

APOLLO GLOBAL MANAGEMENT, INC.

By: /s/ John Suydam
Name: John Suydam
Title: Chief Legal Officer

TANGO HOLDINGS, INC.

By: /s/ John Suydam
Name: John Suydam
Title: President and Secretary

GREEN MERGER SUB, INC.

By: /s/ John Suydam
Name: John Suydam
Title: Director

BLUE MERGER SUB, LTD.

By: /s/ John Suydam
Name: John Suydam
Title: President and Secretary

[Signature Page to Acknowledgement]